Exhibit 4.10

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of April 7, 2010, among Freedom Group, Inc., a Delaware corporation (the “Original Issuer”), FGI Operating Company, Inc., a Delaware corporation (the “Successor”), Bushmaster Firearms International, LLC, DPMS Firearms LLC, E-RPC, LLC, RA Brands, L.L.C., Remington Arms Company, Inc., H&R 1871, LLC and The Marlin Firearms Company (collectively, the “Guarantors”) and Wilmington Trust FSB, a federal savings bank, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Original Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of July 29, 2009, providing for the issuance of the Original Issuer’s 10¼% Senior Secured Notes due 2015 (the “Notes”), initially in the aggregate principal amount of $200,000,000, and providing for the guarantee of the Issuer’s obligations under the Notes by the Guarantors;

WHEREAS, the Original Issuer and the Guarantors have heretofore executed and delivered to the Trustee a Supplemental Indenture dated as of November 3, 2009, providing for the issuance of an additional $75,000,000 aggregate principal amount of Notes as Additional Securities under the Indenture;

WHEREAS, on the date hereof, the Original Issuer has transferred certain of its assets and liabilities to the Successor (the “Transfer”);

WHEREAS, Section 5.01 of the Indenture provides that in connection with the Transfer, the Successor is required to execute and deliver to the Trustee a supplemental indenture pursuant to which the Successor expressly assumes all of the obligations of the Original Issuer under the Indenture and the Notes on the terms and conditions set forth herein;

WHEREAS, Section 5.01 of the Indenture provides that in connection with the Transfer, the Successor is required to be a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof;

WHEREAS, the Successor is a Delaware corporation;

WHEREAS, Section 5.01 of the Indenture provides that in connection with the Transfer each Guarantor is required to execute and deliver to the Trustee a supplemental indenture pursuant to which each Guarantor shall confirm that its guarantee shall apply to the Successor’s obligations under the Indenture and the Notes;

WHEREAS, Section 5.01 of the Indenture provides that in connection with the Transfer (a) the Successor is required to cause such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Successor and (b) that the Collateral shall (x) continue to constitute Collateral under the Indenture and the Security Documents, (y) be subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and (z) not be subject to any Lien other than Permitted Liens;

WHEREAS, (a) on the date hereof, the Successor has caused such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, to preserve and protect the Lien of the Security Documents on the Collateral, and (b) as of the date hereof, the Collateral (x) constitutes Collateral under Indenture and the Security Documents, (y) is subject to the Lien in favor of the Collateral Agent for the benefit of the Trustee and (z) is not subject to any Lien other than a Permitted Lien;

WHEREAS, Sections 5.01(a)(vi) and 13.04 of the Indenture provide that in connection with the Transfer, the Original Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the Transfer and this Second Supplemental Indenture comply with the Indenture and that in the opinion of such officers or of such counsel, as applicable, all conditions precedent provided for in the Indenture relating to the Transfer and this Second Supplemental Indenture have been satisfied, and such Officers’ Certificate and Opinion of Counsel have been delivered to the Trustee on the date hereof;

WHEREAS, pursuant to Section 5.01 of the Indenture, concurrently with the Transfer in accordance with or permitted by Section 5.01 of the Indenture, the Successor shall succeed to and be substituted for the Original Issuer under the Indenture, and the Original Issuer shall thereby be released of its obligations under the Indenture and the Notes;

WHEREAS, in accordance with Section 9.01 of the Indenture, the parties hereto desire to amend the Indenture as described below; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Original Issuer, the Guarantors and the Trustee are authorized to execute and deliver this Second Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Original Issuer, the Successor, the Guarantors, and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.             Defined Terms.  As used in this Second Supplemental Indenture, capitalized terms defined in the Indenture and not otherwise defined herein have the meanings assigned such terms in the Indenture.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

2.             Agreement to Assume Obligations.  The Successor hereby assumes the Original Issuer’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and the Notes, and succeeds to and is substituted for, and may exercise every right and power of, the Issuer under the Indenture and the Notes with the same effect as if such Successor has been named as the Issuer in the Indenture and the Notes, and

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the Original Issuer shall thereby be released of its obligations under the Indenture and the Notes as the Issuer.

3.             Confirmation of Guarantee.  Each of the Guarantors hereby confirms that its guarantee shall apply to the Successor’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and the Notes.

4.             Notices.  All notices or other communications to the Successor or a Guarantor shall be given and addressed as provided in Section 13.02 of the Indenture.

5.             Miscellaneous.  For any periods or dates which the Successor does not have historical financial statements available, it shall be entitled to use and rely on the financial statements of its predecessor or successor, as the case may be.

6.             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

7.             Governing Law.  THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.             Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

9.             Counterparts.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

10.           Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

FGI OPERATING COMPANY, INC.

By:	/s/ Fredric E. Roth, Jr.
Name: Fredric E. Roth, Jr.
Title: Senior Vice President, General Counsel and Secretary

FREEDOM GROUP, INC.

By:	/s/ Ted Torbeck
Name: Ted Torbeck
Title: CEO

REMINGTON ARMS COMPANY, INC.

By:	/s/ Ted Torbeck
Name: Ted Torbeck
Title: CEO

RA BRANDS, L.L.C.

By:	/s/ Stephen P. Jackson, Jr.
Name: Stephen P. Jackson, Jr.
Title: Vice President

THE MARLIN FIREARMS COMPANY

By:	/s/ Stephen P. Jackson, Jr.
Name: Stephen P. Jackson, Jr.
Title: Vice President, Secretary and Treasurer

[10¼% Senior Secured Notes due 2015 Second Supplemental Indenture]

H&R 1871, LLC

By:	/s/ Julie Sears
Name: Julie Sears
Title: Member

BUSHMASTER FIREARMS INTERNATIONAL, LLC

By:	/s/ Stephen P. Jackson, Jr.
Name: Stephen P. Jackson, Jr.
Title: Executive Vice President, CFO and Treasurer

DPMS FIREARMS, LLC

By:	/s/ Stephen P. Jackson, Jr.
Name: Stephen P. Jackson, Jr.
Title: Executive Vice President, CFO and Treasurer

E-RPC, LLC

By:	/s/ Stephen P. Jackson, Jr.
Name: Stephen P. Jackson, Jr.
Title: CFO

[10¼% Senior Secured Notes due 2015 Second Supplemental Indenture]

WILMINGTON TRUST FSB, AS TRUSTEE

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President

[10¼% Senior Secured Notes due 2015 Second Supplemental Indenture]